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                                                                       EXHIBIT 5


May 10, 2004



LNB Bancorp, Inc.
457 Broadway
Lorain, Ohio 44052

Re:      Issuance of Option Shares


Gentlemen:

         This letter is written in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering 50,960 common shares, $1 par value (the "Shares") and associated rights to purchase Series A Voting Preferred Shares, of LNB Bancorp, Inc. (the "Company"), to be offered and sold pursuant to Option Agreements between the Company and Gary C. Smith dated March 11, 1999, December 15, 2000 and December 14, 2001, respectively, and an Option Agreement between the Company and Kevin W. Nelson dated February 13, 2000 (collectively, the "Agreements").

         For purposes of rendering the opinion expressed below, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates of public officials and officers of the Company, and other documents and instruments as we have deemed appropriate.

         In conducting our examination, we have assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all document submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In rendering our opinion below, we have assumed, without investigation, that any certificate or other document on which we have relied that was given or dated earlier than the date of this letter continued to remain accurate insofar as relevant to such opinion, from such earlier date through and including the date of this letter. In addition, we have assumed, without investigation, the accuracy of the representations and statements as to factual matters made in the Registration Statement and in the prospectus to be delivered to Mr. Smith and Mr. Nelson (the "Prospectus"), and the accuracy of representations and statements as to factual matters made by the officers and employees of the Company and public officials.

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LNB Bancorp, Inc.
May 10, 2004
Page 2


         The opinion expressed below is subject, without investigation, to the following assumptions:

         A. The Registration Statement will become automatically effective on the day of the filing thereof with the Commission pursuant to Rule 462 under the Securities Act, and, together with any subsequent amendments thereto, will continue to remain effective under the Securities Act, throughout all periods relevant to the opinion expressed below.

         B. The Prospectus will fulfill, and, together with any subsequent amendments or supplements thereto, will continue to fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion expressed below.

         C. The resolutions of the board of directors or committee of the board of directors authorizing the Agreements and the offer, sale and issuance of the Shares pursuant to the Agreements, (the "Authorizing Resolutions") will not be revoked or rescinded, and no amendment, modification, or other alteration of the Authorizing Resolutions will cause such resolutions, as amended, to deviate materially in substance from the provisions of the Authorizing Resolutions as in effect on the date hereof.

         D. All offers, sales and issuances of the Shares will be made in a manner (i) which complies with the terms, provisions and conditions described in the Prospectus and any amendments or supplements to the Prospectus, and (ii) which is within the scope of the Authorizing Resolutions.

         E. All offers, sales and issuances of the Shares will be made in accordance with the terms, provisions, and conditions of the Agreements.

         F. All offers, sales and issuances of the Shares will comply with the securities laws of the states having jurisdiction thereover.

         G. At all times relevant to the opinion set forth below, the Company has been and will remain in good standing in Ohio and in each foreign jurisdiction where qualification is required.

         H. No subsequent amendment, modification or other alteration of the Agreements, the Prospectus or the Registration Statement will cause the terms, provisions and conditions relating to the offer, sale and issuance of the Shares pursuant thereto to deviate materially in substance from said terms, provisions and conditions as described therein on the date hereof.


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LNB Bancorp, Inc.
May 10, 2004
Page 3


         The opinion expressed below is subject to the following qualifications:

         (a) The opinion expressed below is limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

         (b) We disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter.

         (c) The opinion expressed below is limited to the effect of the General Corporation Law of the State of Ohio; accordingly, no opinion is expressed with respect to the laws of any other jurisdiction, or the effect thereof, on the offer, sale or issuance of the Shares.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued, will be validly issued, fully paid and nonassessable.

                                      * * *

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. This opinion letter is rendered solely for your benefit in connection with the Registration Statement. Except as provided in this opinion letter, without our prior written consent, this opinion letter may not be: (i) relied upon by any other person or for any other purpose; (ii) quoted in whole or in part or otherwise referred to in any report or document; or (iii) furnished (the original or copies thereof) to any other person.


                                       Sincerely,

                                       /s/ Werner & Blank, LLC

                                       Werner & Blank, LLC